SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01. Regulation FD Disclosure

     On October 26, 2004, aaiPharma Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration has approved a new drug application for Aventis’ new Allegra-D 24 Hour tablets (fexofenadine HCl 180 mg/pseudoephedrine HCl 240 mg), a formulation developed with the Company and Osmotica Pharmaceutical. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

     On October 29, 2004, the Company announced that pursuant to its previously announced solicitation of consents with respect to its 11.5% Senior Subordinated Notes due 2010 (the “Notes”), it has received the requisite consents to adopt the proposed amendments to the indenture governing the Notes. The Company also announced that it made the October 1, 2004 interest payment on the Notes (including default interest), and satisfied all of the other conditions to the October 22, 2004 amendment to the Company’s senior credit facilities. A copy of the press release is furnished as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit 99.1	Press release of aaiPharma Inc. dated October 26, 2004 announcing FDA approval of Allegra-D 24 Hour tablets.

Exhibit 99.2	Press release of aaiPharma Inc. dated October 29, 2004 announcing successful completion of consent solicitation.

***

Note: The information contained in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2004
aaiPharma Inc.
	By:	/s/ Gina Gutzeit Gina Gutzeit Interim Chief Financial Officer

Exhibit Index

Exhibit	Description
Exhibit 99.1	Press release of aaiPharma Inc. dated October 26, 2004 announcing FDA approval of Allegra-D 24 Hour tablets.

Exhibit 99.2	Press release of aaiPharma Inc. dated October 29, 2004 announcing successful completion of consent solicitation.